As filed with the Securities and Exchange Commission on March 16, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Spruce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-2154263
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

611 Gateway Boulevard, Suite 740 South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

2020 Equity Incentive Plan

2020 Employee Stock Purchase Plan

(Full titles of the plans)

Javier Szwarcberg, M.D., MPH

Chief Executive Officer

Spruce Biosciences, Inc.

611 Gateway Boulevard, Suite 740

South San Francisco, California 94080

(415) 655-4168

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexa M. Smith Cooley LLP 10265 Science Center Drive San Diego, California 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Spruce Biosciences, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) 1,180,050 additional shares of its common stock, par value $0.0001 per share (“Common Stock”) under the Spruce Biosciences, Inc. 2020 Equity Incentive Plan (the “2020 Plan”), pursuant to the provisions of the 2020 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2020 Plan on January 1, 2023, and (ii) 236,010 additional shares of its Common Stock under the Spruce Biosciences, Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP,” and together with the 2020 Plan, the “Plans”), pursuant to the provisions of the 2020 ESPP providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2020 ESPP on January 1, 2023. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

The Registrant previously registered (i) shares of its Common Stock for issuance under the Plans on a Registration Statement on Form S-8 filed with the Commission on October 9, 2020 (File No. 333-249431), (ii) additional shares of its Common Stock for issuance under the Plans on a Registration Statement on Form S-8 filed with the Commission on March 22, 2021 (File No. 333-254593) and (iii) additional shares of its Common Stock for issuance under the Plans and for issuance upon the exercise of outstanding stock options granted outside the 2020 Plan but pursuant to the terms of the 2020 Plan as if such stock options were granted under the 2020 Plan, as inducement grants pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules on a Registration Statement on Form S-8 filed with the Commission on March 14, 2022 (File No. 333-263534) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)
The Registrant’s Annual Report on Form 10-K, filed with the Commission on March 16, 2023;
(b)
The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 9, 2023 and February 9, 2023; and
(c)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on October 5, 2020 (File No. 001-39594) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Description

4.1

Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39594), as amended, filed with the Commission on October 14, 2020).

4.2

Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39594), as amended, filed with the Commission on October 14, 2020).

4.3

Form of Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248924), as amended, filed with the Commission on October 5, 2020).

4.4

Amended and Restated Investors’ Rights Agreement by and among the Registrant and certain of its Stockholders, dated February 19, 2020 (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248924), as amended, filed with the Commission on September 18, 2020).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of BDO USA, LLP, independent registered public accounting firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1

Spruce Biosciences, Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248924), as amended, filed with the Commission on October 5, 2020).

99.2

Forms of Grant Notice, Stock Option Agreement and Notice of Exercise under the Spruce Biosciences, Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248924), as amended, filed with the Commission on September 18, 2020).

99.3

Forms of Restricted Stock Unit Grant Notice and Award Agreement under the Spruce Biosciences, Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K (File No. 001-39594), filed with the Commission on March 16, 2023).

99.4

Spruce Biosciences, Inc. 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248924), as amended, filed with the Commission on October 5, 2020).

99.5

Spruce Biosciences, Inc. 2020 Employee Stock Purchase Plan Offering Document (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K (File No. 001-39594), filed with the Commission on March 22, 2021).

107*	Filing Fee Table.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Daly City, State of California, on March 16, 2023.

SPRUCE BIOSCIENCES, INC.

By:	/s/ Javier Szwarcberg, M.D., MPH
Javier Szwarcberg, M.D., MPH
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Javier Szwarcberg, M.D., MPH and Samir Gharib, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Javier Szwarcberg, M.D., MPH Javier Szwarcberg, M.D., MPH	Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2023

/s/ Samir Gharib Samir Gharib	President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 16, 2023

/s/ Michael Grey Michael Grey	Executive Chairman	March 16, 2023

/s/ Tiba Aynechi, Ph.D. Tiba Aynechi, Ph.D.	Director	March 16, 2023

/s/ Dina Chaya, Ph.D., C.F.A.	Director	March 16, 2023
Dina Chaya, Ph.D., C.F.A.

/s/ Bali Muralidhar, M.D., Ph.D. Bali Muralidhar, M.D, Ph.D.	Director	March 16, 2023

/s/ Niall O’Donnell, Ph.D. Niall O’Donnell, Ph.D.	Director	March 16, 2023

/s/ Camilla V. Simpson, M.Sc. Camilla V. Simpson, M.Sc.	Director	March 16, 2023

/s/ Daniel Spiegelman	Director	March 16, 2023
Daniel Spiegelman

/s/ Kirk Ways, M.D., Ph.D.	Director	March 16, 2023
Kirk Ways, M.D., Ph.D.